Exhibit 3.43

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY OF

MCLEODUSA INCORPORATED

TO

MCLEODUSA LLC

This Certificate of Conversion to Limited Liability Company of McLeodUSA Incorporated, a Delaware corporation (the “Company”), to McLeodUSA LLC, a Delaware limited liability company (the “LLC”), has been duly executed and filed by the Company to convert the Company to the LLC pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.).

1.         The Company’s name when it was originally incorporated was McLeod, Inc. The Company’s name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was McLeodUSA Incorporated.

2.         The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on July 29, 1993, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

3.         The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is McLeodUSA LLC.

4.         The effective time of the conversion shall be 12:03 A.M. Eastern Standard Time on March 1, 2010.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date set forth below.

MCLEODUSA INCORPORATED

By:	/s/ S. Shane Turley
Name:	S. Shane Turley
Title:	Vice President, Senior Corporate Counsel and Assistant Secretary

Date:	2/25/2010

CERTIFICATE OF FORMATION

OF

MCLEODUSA LLC

This Certificate of Formation of McLeodUSA LLC (the “LLC”), dated as of February 25th, 2010, has been duly executed and is being filed by S. Shane Turley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company is McLeodUSA LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH. The effective time of this Certificate of Formation shall be 12:03 A.M. Eastern Standard Time on March 1, 2010.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ S. Shane Turley
S. Shane Turley
Authorized Person